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                                                                   Exhibit 10.11

                                    AGREEMENT

         THIS AGREEMENT ("Agreement") is made and entered into effective as of April 11, 1997, between AMSURG CORP., a Tennessee corporation (hereinafter the "Company"), and RODNEY H. LUNN (hereinafter "Colleague").

         In consideration of Colleague's continued employment by the Company, eligibility for stock incentive plans and other benefit programs of the Company, and other good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:


1. STATUS OF COLLEAGUE. Colleague acknowledges that he has specialized knowledge and experience in the Company's business which are considered to be of great value to the Company, and that it is critical to the Company that it have sufficient time to recruit, hire and train a successor should Colleague decide to terminate his employment with the Company.

2. NOTICE OF TERMINATION. Colleague agrees that in the event Colleague desires to terminate his employment with the Company prior to April 11, 2001, Colleague shall give the Company at least nine (9) months prior written notice of such decision (the "Notice Period"). During the Notice Period, Colleague shall continue to perform the services and discharge the duties normally associated with Colleague's position with the Company on a full-time basis and shall assist the Company in the recruitment, hiring and training of Colleague's successor.

3. LIQUIDATED DAMAGES. If Colleague breaches any of the provisions of Section 2 of this Agreement, then in such event Colleague shall be required to pay $200,000 to the Company as liquidated damages, and not as a penalty for his breach of this Agreement. Any such payment shall be due within 10 days after receipt of written notice from the Company that the payment is due. Notwithstanding the foregoing, in the event of (a) the termination of Colleague's employment by the Company for any reason, including but not limited to death or total disability (as defined in the Colleague's employment agreement with the Company), or (b) a sale of all of the outstanding capital stock of the Company, a merger of the Company with or into another entity, or the sale of all or substantially all of the assets of the Company, and the subsequent termination of Colleague's employment by the Company, the parties acknowledge and agree that no such liquidated damages payment will be due or payable by Colleague.

4. NOTICE. Any notice or other communication required under this Agreement shall be in writing and shall be sent by certified or registered mail or by facsimile transmission or overnight courier service addressed as follows:

         If to the Company:

                  AmSurg Corp.
                  One Burton Hills Boulevard
                  Suite 350
                  Nashville, Tennessee  37215
                  Attention: President




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         If to Colleague:

                  6229 Millbrook Road
                  Brentwood, Tennessee 37027


         5. REMEDIES. Each party to this Agreement will be entitled to enforce its rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that, with respect to Colleague, money damages may not be an adequate remedy for any breach of the provisions of this Agreement by the Company and that Colleague may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance or injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement. The parties further agree and acknowledge that the Company's sole and exclusive remedy for any breach of
Section 2 of this Agreement by Colleague shall be the liquidated damages as set forth in Section 3 hereof.

         6. AMENDMENTS. This Agreement may be amended only upon the written agreement of both parties hereto.

         7. SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of this Agreement.

         8. GOVERNING LAW. This Agreement shall be governed by the laws of the State of Tennessee applicable to contracts made and to be performed in that state.

         9. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of the parties hereto concerning the matters referred to herein and supersedes all prior agreements and understandings. The parties acknowledge that they have independently negotiated the provisions of this Agreement, that they have relied upon their own counsel as to matters of law and application and that neither party has relied on the other party with regard to such matters. The parties expressly agree that there shall be no presumption created as a result of either party having prepared in whole or in part any provision of this Agreement.

         IN WITNESS WHEREOF, the Company and Colleague have executed this Agreement effective as of the date first above written and upon approval of the 1997 Stock Incentive Plan by the shareholders of the Company.


                                   AMSURG CORP.



                                   By: /s/ Claire M. Gulmi
                                       ------------------------------------
                                   Title: CFO
                                         ----------------------------------

                                   /s/ Rodney H. Lunn
                                   ----------------------------------------
                                   RODNEY H. LUNN





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